Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 23, 2005, appearing in the Annual Report on Form 10-K of Copano Energy, L.L.C. for the year ended December 31, 2004.

DELOITTE & TOUCHE LLP

Houston, Texas

November 17, 2005